Exhibit 99.1

PMGC Holdings Announces Term Sheet with Orbit2Orbit for NorthStrive Biosciences to Launch a Spaceflight Study of Its Myostatin and Activin A Assets, EL-22 and EL-32, Targeting Microgravity-Induced Muscle Loss

Proposed Mice2Space spaceflight study would evaluate EL-22 and EL-32 in mice in a real-world microgravity environment, targeting one of the most significant physiological challenges of spaceflight

Three-part relationship would expand PMGC’s footprint in the growing commercial space economy through a preferred U.S. manufacturing role for A&B Aerospace and a planned strategic investment in Orbit2Orbit

NEWPORT BEACH, Calif., August 25, 2026 (GLOBE NEWSWIRE) -- PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”) is pleased to announce that it has entered into a non-binding term sheet with Orbit2Orbit Pty Ltd (“Orbit2Orbit” or “O2O”), an Australia-headquartered space technology company, outlining a proposed multi-part strategic relationship spanning space-based bioscience research, aerospace manufacturing, and a strategic investment by PMGC that would further expand the Company’s exposure to the growing commercial space economy.

The proposed relationship is intended to combine capabilities across PMGC’s operating businesses with Orbit2Orbit’s spaceflight platform and its Mice2Space live-animal research capability, creating a differentiated framework to support biological research in microgravity while establishing a potential U.S.-based manufacturing relationship for future Orbit2Orbit space systems.

Under the term sheet, the parties are contemplating three principal transactions:

Mice2Space Microgravity Research Collaboration

NorthStrive Biosciences Inc. (“NorthStrive Bio”), a wholly owned subsidiary of PMGC, and Orbit2Orbit intend to collaborate on the development and use of the Mice2Space live-animal research capability utilizing the Orbit2Orbit platform. NorthStrive Bio’s study would evaluate its lead therapeutic candidates, EL-22 and EL-32, in mice for muscle retention and body composition outcomes in microgravity compared with Earth-based controls.

Muscle atrophy is one of the most significant physiological challenges associated with prolonged exposure to microgravity, and the Company believes spaceflight offers a compelling environment for evaluating muscle-preservation therapeutics. The Company believes that evaluating EL-22 and EL-32 in a true spaceflight environment could provide important insights into the assets’ muscle-preservation profile while expanding the potential applications of NorthStrive Bio’s intellectual property, including potential relevance to Earth-based conditions involving muscle loss.

Orbit2Orbit is expected to lead the design, development, prototyping, and engineering of the Mice2Space payload enclosure and associated systems in Australia, and NorthStrive Bio would lead the design, execution, and analysis of its scientific study. A&B Aerospace, Inc. (“A&B Aerospace”), a wholly owned aerospace manufacturing subsidiary of PMGC, would support manufacture of the final flight hardware in the United States, as further described below.

NorthStrive Bio would retain ownership of the intellectual property in its study protocols, preclinical data, and results. Orbit2Orbit would retain ownership of the Mice2Space platform, payload architecture, and related systems.

U.S. Aerospace Manufacturing Partnership

The term sheet also contemplates A&B Aerospace serving as Orbit2Orbit’s preferred U.S.-based manufacturing partner under a definitive agreement.

A&B Aerospace would provide precision machining, fabrication, and manufacturing services for Orbit2Orbit’s prototypes, flight hardware, spacecraft components, payload interfaces, ground support equipment, and such other products and assemblies as may be mutually agreed, including final hardware for the Mice2Space program. A&B Aerospace would also support the transportation and logistics required to move Mice2Space payload hardware to applicable pre-flight qualification and environmental testing.

The Company believes the proposed relationship directly advances PMGC’s strategy of expanding the capabilities and customer base of its U.S. aerospace manufacturing operations while increasing its exposure to the rapidly growing commercial space industry, and would build on A&B Aerospace’s AS9100- and ISO 9001-certified precision manufacturing platform.

Strategic Investment in Orbit2Orbit

As part of the proposed relationship, PMGC intends to subscribe for CAD $200,000 of Orbit2Orbit common shares at CAD $0.80 per share in connection with Orbit2Orbit’s current private placement financing and proposed listing on the Canadian Securities Exchange through a reverse takeover transaction. The planned investment is intended to align PMGC with Orbit2Orbit’s growth as the space technology company pursues its proposed public listing.

A Platform-Wide Opportunity

PMGC believes the proposed relationship showcases the strength of the PMGC platform model, with the businesses within the platform working together to pursue opportunities at the intersection of aerospace manufacturing, space technology, and biotechnology. NorthStrive Bio is developing therapeutic assets focused on preserving muscle, while the Company’s aerospace operations provide sophisticated U.S.-based manufacturing capabilities. Orbit2Orbit presents an opportunity to bring those capabilities together within a real-world spaceflight research platform, with each of the three proposed transactions aligned with an existing PMGC operating strength and intended to reinforce the others.

The proposed transactions remain subject to customary due diligence, negotiation and execution of definitive agreements, applicable corporate approvals and other customary closing conditions. Project costs, timelines, deliverables, and milestones remain subject to further collaboration and agreement between the parties.

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The term sheet is non-binding and remains subject to the negotiation and execution of definitive agreements and completion of conditions precedent. There can be no assurance that the parties will enter into definitive agreements on the terms contemplated by the term sheet, or at all, or that the proposed transactions will be consummated. Even if definitive agreements are entered into, there can be no assurance as to the timing or ultimate completion of the proposed transactions. The terms of any definitive agreements, if executed, may differ materially from those described in the term sheet or this press release.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

About NorthStrive Biosciences Inc.

NorthStrive Biosciences Inc., a PMGC Holdings Inc. (Nasdaq: ELAB) company, is a biopharmaceutical company focused on the development and acquisition of therapeutics for the preservation of lean muscle mass. Its lead product candidates are EL-22, an engineered probiotic targeting myostatin, and EL-32, an engineered probiotic targeting both myostatin and activin A, proteins that negatively regulate skeletal muscle growth. Both are being developed to help patients preserve lean muscle mass during GLP-1 receptor agonist and other obesity-related weight loss treatment. For more information, please visit www.northstrivebio.com.

About A&B Aerospace, Inc.

Founded in 1948, A&B Aerospace is a precision aerospace manufacturing company specializing in high-tolerance machining, complex assemblies, and engineered components for the aerospace and defense industries. Headquartered in Azusa, California, the company provides advanced CNC machining, grinding, honing, and precision deburring services for mission-critical applications. With decades of manufacturing expertise, A&B Aerospace supports leading aerospace customers through a commitment to quality, reliability, and on-time delivery. The company operates a modern manufacturing platform with advanced multi-axis machining capabilities and maintains AS9100 and ISO 9001 certifications to meet the rigorous standards of the global aerospace industry. For more information, visit https://www.abaerospace.com.

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About Orbit2Orbit Pty Ltd

Orbit2Orbit is an Australia-based space logistics infrastructure company developing in-space logistics services and supporting hardware in Low Earth Orbit. Headquartered on the Gold Coast, Queensland, Orbit2Orbit is addressing the absence of a persistent station-to-station logistics capability in orbit through a staged roadmap: its Lab2Space program, which provides stratospheric and suborbital test-flight services to payload customers using standardized payload housing and interface systems; Mission 0, a small orbital demonstrator vehicle designed to validate controlled orbital operations and rendezvous, proximity operations, and docking; and Mission 1, a planned reusable orbital vehicle supporting payload transport, deployment, retrieval, inspection, and refueling between in-orbit assets. Orbit2Orbit has entered into a binding letter agreement with Credissential Inc. (CSE: WHIP) providing for a proposed reverse takeover transaction and listing on the Canadian Securities Exchange.

For more information, visit https://orbit2orbit.space

Contact https://orbit2orbit.space/#contact

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed transactions between PMGC, its subsidiaries and Orbit2Orbit; the proposed Mice2Space research collaboration; the potential evaluation of EL-22 and EL-32 in microgravity; the proposed manufacturing relationship involving A&B Aerospace; PMGC’s proposed investment in Orbit2Orbit; Orbit2Orbit’s proposed Canadian Securities Exchange listing; and the potential benefits, capabilities, timing and outcomes of any such transactions or collaborations. The transactions described herein remain subject to due diligence, negotiation and execution of definitive agreements, applicable approvals, financing conditions and other customary closing conditions. There can be no assurance that definitive agreements will be executed or that any of the contemplated transactions will be consummated.

Investor Relations Contact: IR@pmgcholdings.com

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